UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2008

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2008, the Compensation Committee of the Board of Directors of Electronics For Imaging, Inc. (the “Company”) approved cash bonus payments for 2007 to be paid to the Company’s named executive officers as set forth in the table below. Bonus payments were based on the attainment of Company revenue and operating income targets during 2007. In addition, the Compensation Committee set 2008 annual base salaries for the Company’s named executive officers effective as of April 1, 2008. The Compensation Committee also approved a performance-based cash bonus plan for the Company’s named executive officers. For 2008, each named executive officer is eligible to be paid a performance-based cash bonus based on a target percentage of such officer’s annual base salary as set forth in the table below. Each named executive officer’s 2008 performance-based cash bonus will be based 80% on the achievement of corporate objectives relating to the Company’s operating income and revenue and 20% on the attainment of individual performance objectives, each as set by the Compensation Committee.

2008 base salaries for Mr. Gecht and Mr. Rosenzweig were increased 8.8% and 3.9% to $620,000 and $530,000, respectively. Mr. Gecht’s and Mr. Rosenzweig’s base salaries were not adjusted in 2005, 2006 or 2007. Mr. Ritchie’s base salary was not adjusted for 2008.

The 2007 bonuses to be paid to each named executive officer and their 2008 target percentages are set forth below.

Name	Title	2007 Bonus	2008 Target Percentage
Guy Gecht	Chief Executive Officer	$478,800	105%
Fred Rosenzweig	President	$385,560	95%
John Ritchie	Chief Financial Officer	$143,220	55%

The Compensation Committee also approved equity awards of options to purchase common stock and restricted stock unit awards under the 2007 Equity Incentive Plan, each with a grant date of February 26, 2008, for each of the named executive officers of the Company, as set forth in the table below. Each option has an exercise price equal to the closing price the Company’s common stock on the Nasdaq Stock Market on the date of grant. Each option will become exercisable with respect to 33% of the shares on the first anniversary of the grant date, and thereafter with respect to an additional 2.23% of the shares each month, with full vesting in 42 months. Each award of restricted stock units will vest with respect to one-third of the shares on the first, second and third anniversaries of the date of grant.

Name	Title	Options	Restricted Stock Units
Guy Gecht	Chief Executive Officer	350,000	116,667
Fred Rosenzweig	President	200,000	66,667
John Ritchie	Chief Financial Officer	100,000	50,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 22, 2008	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer